CONTRIBUTION AGREEMENT

This Contribution Agreement (“Agreement”), effective as of and entered into on May 15, 2012 (“Effective Date”), by and among Optos Capital Partners, LLC, a Delaware limited liability company (the “Acquiree”); Chris Ferguson and Lelainya Ferguson (collectively, the “Acquiree Members”) and Focus Venture Partners, Inc., a Nevada corporation (the “Company”). The Acquiree and the Acquiree Members are hereinafter referred to as the “Contribution Parties.” The Company, along with the Contribution Parties, are hereinafter referred to as the “Parties”.

RECITALS

WHEREAS, the Company was formed pursuant to the Certificate of Incorporation attached hereto as Exhibit A; and

WHEREAS, the Acquiree Members desire to contribute all of the issued and outstanding membership interests of the Acquiree to the Company upon the terms and subject to the conditions of this Agreement in exchange for common stock in the Company as set forth in Article 1.

NOW THEREFORE, in consideration of the mutual covenants and promises contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

Article 1

CONTRIBUTIONS

1.1           Contributions by Acquiree Members. Upon the terms and subject to the conditions contained herein, each of the Acquiree Members will contribute, transfer, assign and deliver to the Company the membership interest in the Acquiree set forth by such Acquiree Members’ name on the Acquiree’s partnership books and records, such that following the contributions herein, the Company shall own all of the membership interests previously owned by the Acquiree Members (and thereby, own all of the limited liability company interests in the Acquiree). All contributions shall be free and clear of all liens, claims or rights or offset of any kind.

1.2           Share Issuance. In consideration of each of the Acquiree Members’ equity contributions to the Company, the Company shall (i) issue an aggregate of 23,980,000 shares of common stock and (ii) issue 100,000 shares of Series A Preferred Stock (which rights are described in that certain Certificate of Designation attached hereto as Exhibit B) to the Acquiree Members. The shares of common stock and shares of preferred stock shall be issued and delivered to the Acquiree Members in accordance with their ownership interest As each Acquireee Member owns half of the outstanding membership interest of Acquiree, each Acquiree Member will receive 11,990,000 shares of common stock and 50,000 shares of Series A Preferred Stock. Following the issuance of Company common stock, the Acquiree Members shall own in the aggregate more than ninety-five percent (95%) of all of the outstanding and issued Company common stock. It is intended that the issuance of Company common stock in exchange for the contribution of property as described herein will constitute a tax-free transfer to a corporation controlled by transferors pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (“Code”).

1.3           Execution and Delivery of Agreements, Instruments, and Documents. Each Contributing Party shall each deliver to the Company, to the extent applicable (i) an executed Contribution Agreement, (ii) a signature page to the resolutions for the Acquiree, and (iii) any other certificates, instruments or documents reasonably requested by the Company.

Article 2

CONTRIBUTION PARTY REPRESENTATIONS AND WARRANTIES

Each of the Contribution Parties represents and warrants that:

2.1           Authorization and Validity of Agreements. The Acquiree is a business organization duly authorized, validly existing and in good standing in each jurisdiction where its conducts its business. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered will constitute, the valid and legally binding obligations of the Contribution Parties enforceable in accordance with their terms. All necessary and appropriate action has been taken by the Contribution Parties, including any and all waivers of transfer restrictions, with respect to the execution and delivery of this Agreement and all other agreements and documents contemplated hereby. No authorization, consent or approval of, or filing with, any public body or authority is necessary for the execution, delivery or performance by the Contribution Parties for the consummation of the transactions contemplated by this Agreement.

2.2           No Breach. The execution and delivery of this Agreement by the Contribution Parties and the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (a) a default or an event that, with notice and/or lapse of time, would be a default, breach or violation of any agreement, instrument or arrangement to which any Contribution Party is a Party or by which any of them or their property is bound; (b) an event that would permit any of them to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of any of them; or (c) the creation or imposition of any lien, charge, or encumbrance on any of the properties of any of them.

2.3           Equity Securities. Each Acquiree Member has good and marketable title to the equity securities being contributed pursuant to this Agreement, and such equity securities are not subject to any liens, mortgages, pledges, encumbrances or charges of any kind.

2.4           Taxes. The Acquiree has (i) duly and timely filed or caused to be filed all federal, state and local tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement, and (ii) paid or fully accrued all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under such returns or pursuant to any assessment received). No deficiency in payment of taxes for any period has been asserted in writing by any taxing body which remains unsettled as of the Effective Date of this Agreement.

2.5           Good and Marketable Title. The Acquiree has good and marketable title to its assets, free and clear of all mortgages, pledges, liens, encumbrances, security interests, equities, charges, rights of off-set and restrictions of any nature other than those incurred in the ordinary course of business, and such assets constitute all assets which are used in its business and are suitable for the purpose or purposes for which they are being used. All assets are in good operating condition and repair, subject to ordinary wear and tear.

2.6           Consents. No consent, approval, order or authorization of any third party is required in order to consummate the transactions contemplated by this Agreement.

2.7           Compliance with Laws. The Acquiree has complied in all material respects, and is in compliance in all material respects, with all federal, state, county, and local laws, rules, regulations and ordinances currently in effect.

2.8           Claims and Proceedings. There are no claims, actions, suits, proceedings, and investigations pending or, to the knowledge of any applicable Party, threatened against the Acquiree, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality.

2.9           Investment Representations. Each of the Acquiree Members:

(a)          Is an “accredited investor,” and has not retained or consulted with any “purchaser representative” (as such terms are defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) in connection with its execution of this Agreement and the consummation of the transactions contemplated hereby;

(b)          Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company;

(c)          Will acquire the Company shares of common stock for its own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the Securities Act or the securities laws of any other state, and do not presently have any reason to anticipate any change in their respective circumstances or other particular occasion or event which would cause such person to sell its Company shares of common stock, or any part thereof or interest therein, and have no present intention of dividing the Company shares of common stock with others or reselling or otherwise disposing of the Company interests or any part thereof or interest therein either currently or after the passage of a fixed or determinable amount of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

(d)          In connection with entering into this Agreement, and in making the investment decisions associated therewith, each person have neither received nor relied on any representations or warranties other than those representations and warranties contained in this Agreement;

(e)          Is able to bear the economic risk of an investment in the Company shares of common stock and it has sufficient net worth to sustain a loss of its entire investment without material economic hardship if such a loss should occur; and

(f)          Acknowledges that the Company shares of common stock have not been registered under the Securities Act, or the securities laws of any of the states of the United States, that an investment in the Company shares of common stock involves a high degree of risk, that the Company shares of common stock are an illiquid investment and that the certificates representing the Company shares of common stock will have a standard Securities Act restrictive legend.

Article 3

COMPANY REPRESENTATIONS AND WARRANTIES

The Company represents and warrants that:

3.1            Authorization and Validity of Agreements. The Company is a corporation duly authorized, validly existing and in good standing in each jurisdiction where its conducts its business. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered will constitute, the valid and legally binding obligations of the Company enforceable in accordance with their terms. All necessary and appropriate action has been taken by the Company with respect to the execution and delivery of this Agreement and all other agreements and documents contemplated hereby. No authorization, consent or approval of, or filing with, any public body or authority is necessary for the execution, delivery or performance by the Company for the consummation of the transactions contemplated by this Agreement.

3.2           No Breach. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (a) a default or an event that, with notice and/or lapse of time, would be a default, breach or violation of any agreement, instrument or arrangement to which the Company is a Party or by which any of its property is bound; (b) an event that would permit any of them to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Company; or (c) the creation or imposition of any lien, charge, or encumbrance on any of the properties of the Company.

Article 4

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligation of the Company to consummate the transaction contemplated by this Agreement are subject to the satisfaction, at or before the Effective Date, of all of the conditions set forth in Article 1, unless waived in writing by the Company.

Article 5

POST-EFFECTIVE DATE COVENANTS

5.1           Confidential. Except as and to the extent required by law, the Parties hereto will not disclose or use, and will direct their respective representatives not to disclose or use to the detriment of the other Parties, any Confidential Information with respect to such other Party furnished, or to be furnished, by such other Party or its representatives to the disclosing Party or its representatives at any time or in any manner other than in connection with the transaction contemplated in this Agreement including, but not limited to, the terms, structure or other details related to the transactions contemplated herein or other information concerning future transactions or agreements concerning the Company.

“Confidential Information” shall be all information concerning a disclosing Party which another Party acquires, or to which it has access through its relationship with the disclosing Party that has not been publicly disclosed by the disclosing Party or that is not a matter of common knowledge among the disclosing Party’s competitors, including, but not limited to, information relating to any inventions, processes, software, formulae, plans, devices, compilations of information, technical data, mailing lists, management strategies, business distribution methods, names of suppliers (of both goods and services) and customers, names of employees and terms of employment, arrangements entered into with suppliers and customers, including, but not limited to, proposed restructuring, acquisition, expansion or similar plans of the disclosing Party, marketing and other business and pricing strategies, and trade secrets of disclosing Party.

Each Party agrees that a violation on its part of any applicable covenant contained in this Article 5 will cause the other Parties hereto for whose benefit such restrictions were agreed upon irreparable damage for which remedies at law may be insufficient, and for that reason, each Party agrees that the other Parties shall be entitled as a matter of right to equitable remedies, including specific performance and injunctive relief, therefor. The right to specific performance and injunctive relief shall be cumulative and in addition to whatever other remedies, at law or in equity, that the other Parties may have, including, specifically, recovery of additional damages.

Article 6

INDEMNIFICATION OBLIGATIONS

6.1           Indemnification by certain Contribution Parties. In addition to any other remedies available to the Company under applicable law, the Acquiree shall indemnify, defend, and hold harmless the Company against and in respect of any and all claims, demands, losses, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys’ fees (collectively referred to as “Losses”) that the Company shall incur or suffer subsequent to the Effective Date and which arise out of the breach of any warranty, representation, covenant or agreement made in this Agreement. The Company will give prompt notice to such Parties of any action or suit against the Company which, if successfully prosecuted, would result in any indemnification obligation under this Section. Nothing herein shall limit in any way any legal or equitable remedies which the Company may otherwise have in the event of any breach by any Contribution Party of any warranty, representation or agreement made in this Agreement.

Article 7

GENERAL PROVISIONS

7.1           Survival. The representations and warranties made by the Parties hereto in this Agreement, and their respective obligations to be performed under the terms hereof at, prior to or after the Effective Date hereunder, shall not expire with, or be terminated or extinguished by, such Effective Date, notwithstanding any investigation of the facts constituting the basis of the representations and warranties of any Party by any other Party hereto.

7.2           Further Acts and Assurances. At the request of any of the Parties, and without further consideration, the other Parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby.

7.3           No Broker or Finder. Each of the Parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any conversion or finder’s fee, in connection with these transactions.

7.4           Entire Agreement; Waivers. This Agreement and the exhibits constitute the entire agreement between the Parties pertaining to the contemporaneous agreements, representations, and understandings of the Parties, and this Agreement supersedes in their entirety any and all prior verbal or written agreements pertaining to the subject matter hereof. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

7.5           Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any Party to this Agreement.

7.6           Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

7.7           Expenses. Each Party hereto shall pay all of its costs and expenses incurred by it in connection with this Agreement, including the fees and disbursements of its legal counsel and accountants.

7.8           Governing Law. The terms of this Agreement shall be governed by the laws of the State of Nevada.

7.9           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first indicated above.

COMPANY:

Focus Venture Partners, Inc.

By:/s/ Chris Ferguson

Name: Chris Ferguson

Title: CEO

ACQUIREE:

Optos Capital Partners, LLC

By: /s/ Chris Ferguson

Name: Chris Ferguson

Title: Managing Member

By:/s/ Lelainya Ferguson

Name: Lelainya Ferguson

Title: Managing Member

Acquiree Members:

/s/ Chris Ferguson

Chris Ferguson

/s/ Lelainya Ferguson

Lelainya Ferguson

Exhibit A

Certificate of Incorporation

Attached